REEDER & SIMPSON PC

ATTORNEYS AT LAW

P.O. Box 601	Telephone: 011-692-625-3602
RRE Commercial Center	Email: dreeder@ntamar.net
Majuro, MH 96960	r.simpson@simpson.gr

May______, 2012

Aquasition Corp.

c/o Seacrest Shipping Co., Ltd.

8 – 10 Paul Street

London EC2A 4JH

England

Re: Aquasition Corp.

Ladies and Gentlemen:

We have acted as Republic of the Marshall Islands (the “RMI”), counsel to Aquasition Corp., a corporation formed under the laws of the RMI (the “Corporation”), with respect to the preparation of a preliminary prospectus dated May _______, 2012 (the “Preliminary Prospectus”), to that certain Registration Statement on Form F-1, as amended, (the “Registration Statement’), for the offering and sale by the Corporation of up to 5,000,000 units of the Corporation’s securities (the “Units”), with each Unit consisting of one share of Common Stock and one warrant to purchase one share of Common Stock (“Warrant”). In addition, the Corporation is offering to the underwriters 750,000 additional units to cover over allotments and a purchase option pursuant to which the underwriters, may purchase as additional compensation, up to an aggregate of 250,000 additional Units (the “Purchase Option Units”), which are identical to the Units. The Units and Purchase Option Units are collectively referred to as the “Securities”. The shares of Common Stock underlying the Warrants in the Units and underlying the Warrants in the Purchase Option Units are collectively referred to as the “Warrant Shares”.

In connection with this opinion, we have examined originals or electronic copies, certified or otherwise identified to our satisfaction the following documents (together the “Documents”): (i) the Registration Statement; (ii) the Preliminary Prospectus; (iii) a draft of the Underwriting Agreement, among the Company and Lazard Capital Markets LLC (the “Underwriting Agreement”); (iv) the Corporation’s Amended and Restated Articles of Incorporation; (v) the Corporation’s Bylaws; and (vi) resolutions of the meetings of the Board of Directors of the Corporation, approving the offering of the Securities and all action relating thereto. We have also examined such corporate documents and records of the Corporation and other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as electronic copies or drafts of documents to be executed, the genuineness of all signatures, and the legal competence or capacity of persons or entities to execute and deliver such documents. As to various questions of fact which are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Corporation and others, and have made no independent investigation, but have assumed that any representation, warranty or statement of fact or law, other than as to the laws of the RMI, made in any of the Documents is true, accurate and complete.

Based upon and subject to the foregoing, and having regard to such other legal considerations that we deem relevant, we are of the opinion that:

Under the laws of the RMI, the shares of Common Stock underlying the Units and Purchase Option Units have been duly authorized for issuance, and when issued and delivered by the Company in accordance with the terms of the Registration Statement, the Prospectus, the Underwriting Agreement, and the Unit Purchase Option and upon payment of the consideration thereof or provided for therein, these shares of Common Stock will be validly issued, fully paid and non-assessable.

Under the laws of the RMI, the Warrant Shares have been duly authorized for issuance and when issued and delivered by the Company in accordance with the terms of the Registration Statement, the Prospectus, the Underwriting Agreement, the Unit Purchase Option, and the Warrant Agreement and upon payment of the consideration thereof or provided for therein, the Warrant Shares will be validly issued, fully paid and non-assessable.

We qualify our opinion to the extent that we express no opinion as to any law other than the laws of the RMI, including the statutes and Constitution of the RMI, in effect on the effective date of the Registration Statement and the reported judicial decisions interpreting such statutes and constitution. None of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except the RMI.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us under the heading “Legal Matters” in the Registration Statement and the Preliminary Prospectus without admitting we are an “expert” within the meaning of Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

Dennis J. Reeder
Reeder & Simpson P.C.